UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2024

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Quince Orchard Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2024, Novavax Inc. (the “Company”) entered into Amendment #5 (the “Amendment”) to the Advanced Purchase Agreement, dated effective December 31, 2020, with the Commonwealth of Australia as Represented by the Department of Health and Aged Care (the “Commonwealth”), previously known as the Department of Health (as amended, the “Advanced Purchase Agreement”).

Pursuant to the Amendment, the Company acknowledged the cancellation by the Commonwealth of the delivery of certain doses of the Company’s COVID-19 Vaccine (“COVID-19 Vaccine”) scheduled for delivery between the fourth quarter of 2023 and the fourth quarter of 2025 and the parties agreed to credit approximately $31 million of the advanced payment paid by the Commonwealth to the Company pursuant to the Advanced Purchase Agreement against outstanding invoices and invoices for the future delivery of approximately 3 million doses of COVID-19 Vaccine without requiring additional cash payments. The parties also agreed to an updated delivery schedule providing for the potential delivery of COVID-19 Vaccine or future variant COVID-19 Vaccine through the end of 2029.

The Amendment further provides for certain remedies for the Commonwealth, including return of unused credit, cancellation of doses or termination of the Agreement, in the event the Company misses or under delivers doses to the Commonwealth or the Company fails to receive regulatory approval of a variant COVID-19 vaccine. The Amendment also provides the Commonwealth with the right to cancel doses if the Company fails to timely notify the Commonwealth of changes to its commercialization plans.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: December 18, 2024	By:	/s/ Mark J. Casey
	Name:	Mark J. Casey
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary